DISTRIBUTION AGREEMENT

                                     BETWEEN

                     SECURITY BENEFIT LIFE INSURANCE COMPANY

                                       AND

                           SECURITY DISTRIBUTORS, INC.


     THIS DISTRIBUTION AGREEMENT, made as of the 1st day of April, 2006, by and between SECURITY BENEFIT LIFE INSURANCE COMPANY ("INSURER"), a life insurance company organized under the laws of the State of Kansas, for itself and on behalf of the Insurer's Separate Account(s) established and maintained by Insurer under the laws of the State of Kansas (the "SEPARATE ACCOUNTS"), and SECURITY DISTRUBUTORS, INC, a corporation organized and existing under the laws of the State of Kansas ("UNDERWRITER").

                                   WITNESSETH:

     WHEREAS, the Separate Accounts have been established by Insurer to support variable insurance contracts (the "CONTRACTS") Issued by Insurer;

     WHEREAS, Underwriter is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("SEA-34"), and is a member of the National Association of Securities Dealers, Inc. ("NASD");

     WHEREAS, Underwriter has served as principal underwriter of the Contracts pursuant to a Services Facilities Agreement dated April 1, 1987, which agreement is superseded by this Distribution Agreement;

     WHEREAS, Underwriter desires to distribute the Contracts supported by the Separate Accounts and offered by Insurer;

     WHEREAS, Insurer desires to Issue such Contracts to the public through Underwriter acting as the principal underwriter;

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. DEFINITIONS

     (a) AFFILIATE -- With respect to a person, any other person controlling, controlled by, or under common control with, such person.

     (b) APPLICATION -- An application for a Contract and any other forms required to be completed before a Contract is issued.

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


     (c) DISTRIBUTOR -- A person registered as a broker-dealer and licensed as a life insurance agent or affiliated with a person so licensed, who will be authorized by Underwriter to distribute the Contracts.

     (d) FUND -- An investment company, underlying the Contracts as in effect at the Effective Date, and such other investment companies that may be added from time to time.

     (e) PERSON -- An individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, unincorporated organization, governmental or regulatory authority or other entity.

     (f) PREMIUM -- A payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

     (g) PROSPECTUS -- The prospectus and statement of additional information, if any, included within a Registration Statement, except that, if the most recently filed prospectus and statement of additional information filed pursuant to Rule 497 under SA-33 subsequent to the date on which a Registration Statement became effective differs from the prospectus and statement of additional information included within such Registration Statement at the time it became effective, the term "Prospectus" shall refer to the most recently filed prospectus and statement of additional information filed under Rule 497 under SA-33, from and after the date on which they each shall have been filed.

     (h) REGISTRATION STATEMENT -- At any time that this Agreement is in effect, each currently effective registration statement, or currently effective post-effective amendment thereto, relating to the Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment.

     (i) REGULATIONS -- The rules and regulations promulgated by the SEC under SA-33, SEA-34 and the Investment Company Act of 1940, as amended ("ICA-40").

     (j) REPRESENTATIVE -- When used with reference to a Distributor, an individual who is an associated person, as that term is defined in SEA-34, thereof.

     (k)  SA-33 -- The Securities Act of 1933, as amended.

     (1)  SEC -- The Securities and Exchange Commission.

2.   SALE OF CONTRACTS

     (a)  PRINCIPAL UNDERWRITER

          Insurer, on its behalf and on behalf of the Separate Accounts, authorizes Underwriter, and Underwriter accepts such authority, to be the distributor and principal underwriter of the Contracts. Underwriter shall act as distributor and principal underwriter of the Contracts, subject to Insurer's control. As distributor and principal underwriter, Underwriter shall have the right to authorize third parties as Distributors and Distributor Representatives to engage in distribution activities involving the solicitation of Applications and Premiums directly from customers and prospective customers, in each

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


          case as Underwriter may so provide or limit, provided that Insurer reserves the right, which shall not be exercised unseasonably, to require that Underwriter not enter into a sales agreement with any proposed Distributor or appoint a Distributor Representative. Insurer shall authorize Underwriter on its behalf to appoint in the appropriate states or jurisdictions such Distributors or Distributor Representatives. Underwriter shall be an independent contractor and neither Underwriter, nor any of its officers, directors, employees, or agents is or shall be an employee of Insurer in the performance of Underwriter's duties hereunder.

     (b)  NO ALTERATION, DISCHARGE, ETC., OF CONTRACTS

          Underwriter shall not have authority, and shall not grant authority to Distributors or Distributor Representatives, on behalf of Insurer: to make, alter, waive, change or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Premium; to endorse checks or money orders payable to Insurer, or to receive any monies or Premiums (except for the sole purpose of forwarding monies or Premiums to Insurer) Underwriter shall not expend, nor contract for the expenditure of, the funds of Insurer. Underwriter shall not possess or exercise any authority on behalf of Insurer other than that expressly conferred on Underwriter by this Agreement.

3.   SOLICITATION ACTIVITIES. APPLICATIONS AND PREMIUMS

     Underwriter agrees that its solicitation activities with respect to the Contracts shall be subject to applicable laws and regulations and the rules set forth herein:

     (a) Underwriter shall use Applications and other materials approved by Insurer for use in the solicitation activities with respect to the Contracts. All executed applications and premiums shall be delivered directly to the Insurer's office for processing.

     (b) All Premiums paid by check or money order that are attributable to a Separate Account shall be forwarded by or on behalf of Contract owners directly to Insurer and shall become the exclusive property of Insurer. Any Premiums collected by Underwriter shall be remitted promptly (and in any event not later than two business days) to the Insurer Checks or money orders in payment of Premiums shall be drawn to the order of "Security Benefit Life Insurance Company." Premiums may be transmitted by wire order from Underwriter to the Insurer in accordance with the procedures reasonably agreed upon by the parties. If any Premium is held at any time by Underwriter, Underwriter shall hold such Premium in a fiduciary capacity and such portion of the Premium attributable to a Separate Account shall be remitted promptly, and in any event not later than two business days, to Insurer. All such Premiums attributable to the Separate Account, whether by check, money order or wire, shall be the property of Insurer.

     (c) Underwriter acknowledges that Insurer shall have the right to reject, in whole or in part, any Application, but only for reasonable cause and only after giving prior notice to Underwriter. In the event an Application is rejected, any Premium submitted therewith shall be returned by Insurer to the applicant. Insurer shall promptly notify Underwriter and, if applicable, the Distributor who submitted the Application, of such action. In the event that a purchaser exercises his or her free look right under their Contract, any




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

          amount to be refunded as provided in such Contract shall be so refunded to the purchaser by Insurer. Insurer shall notify Underwriter of such action.

     (d) All solicitation and sales activities engaged in by Underwriter in regard to the Contracts shall be in compliance all applicable federal and state securities laws the and regulations, as well as all applicable insurance laws and regulations.

     (e) Underwriter shall not offer, attempt to offer, or solicit Applications for the Contracts or deliver the Contracts, in any state or jurisdiction in which Insurer has notified Underwriter that the Contracts are not approved for sale.

4.   ADMINISTRATION

     (a) Insurer, as agent for Underwriter, shall confirm to each applicant for and purchaser of a Contract in accordance with Rule 10b-10 under SEA-34 acceptance of premiums and such other transactions as are required to be confirmed by Rule 10b-10 or administrative interpretations thereunder, or any NASD requirements.

     (b) Insurer, as agent for Underwriter, shall maintain and preserve such books and records with respect to the Contracts in conformity with the requirements of Rules 17a-3 and 17a-4 under SEA-34 including, to the extent such requirements apply, all hooks and records with respect to confirmations provided under Rule 10b-10. Insurer shall maintain all such books and records, which shall be considered the joint property of Insurer and Underwriter, and Insurer acknowledges that such books and records are at all times subject to inspection by the SEC and the NASD in accordance with Section 17(a) of SEA-34 and shall provide copies thereof upon Underwriter's request.

     (c) Insurer shall not sub-contract with another person other than an affiliate of Insurer to perform any of the functions contemplated by this Section or maintain any information, books and records contemplated by this Agreement without first obtaining such person's undertaking, in writing, to comply with the provisions of this Agreement to keep confidential all proprietary information obtained by such person.

5.   MARKETING

     Insurer shall provide Underwriter with the following in such quantities as it shall reasonably request: (1) copies of the current Prospectus and Statement of Additional Information for the Contracts; (2) applications for the Contracts; and (3) sales literature for the Contracts. No promotional, sales or advertising material may be used by any party without the approval of the other party. Prior to any use with members of the public, the following procedures shall be observed:

     (a) Insurer shall he responsible for all promotional, sales and advertising material. Insurer is responsible for issuing the final approval of all of its promotional, sales and advertising material prior to its use. Underwriter shall use only such documents as have been approved by Insurer.

     (b) Underwriter shall be responsible for filing all promotional, sales or advertising material, as approved by the Insurer and, as required, with the NASD, and state insurance regulatory authorities.


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

     (c) Each party shall notify the other party expeditiously of any comments provided by the NASD or any insurance regulatory authority on such material, and will cooperate expeditiously in resolving and implementing any comments, as applicable.

     (d) Insurer shall maintain all promotional, sales and advertising materials at its home office.

          The parties acknowledge that such material, to the extent it identifies or discusses a Fund, may be subject to review and approval procedures implemented by that Fund. Insurer reserves the right, after having approved a piece of material, to object to further use of such material and may require the Underwriter to cease use of such material.

6.   COMPENSATION AND COSTS

     The Insurer on behalf of Underwriter shall pay commissions pursuant to the Insurer's fee schedule to those Distributors and Distributor Representatives who sell Contracts under agreements entered into pursuant to Section 2 "Sale of Contracts." Underwriter shall not receive any sales commissions nor shall Underwriter be compensated for any direct sales other than as provided under this Section. Insurer shall reimburse Underwriter fully and completely for all amounts paid by Underwriter to Distributors and Distributor Representatives pursuant to this Section.

     Insurer shall pay Underwriter for the cost to Underwriter of rendering services to Insurer under this Agreement pursuant to the terms of the Subsidiary Support Agreement dated as of January 1, 2000.

7.   REPRESENTATIONS AND WARRANTIES OF INSURER

     (a) Insurer represents and warrants to Underwriter on the Effective Date that:

          (1) Insurer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Kansas with full power and authority to own, lease and operate its properties and conduct its business, is duly qualified to transact the business of a life insurance company and to issue variable insurance products.

          (2) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action by Insurer, and when so executed and delivered this Agreement shall be the valid and binding obligation of Insurer enforceable in accordance with its terms.

          (3) The consummation of the transactions contemplated herein, and the fulfillment of the terms of this Agreement, shall not conflict with, result in any breach in any material respect of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default in any material respect under, the articles of incorporation or bylaws of Insurer, or any indenture, agreement, mortgage, deed of trust, or other instrument to which Insurer is a party or by which it is bound, or, to the best of Insurer's knowledge, violate in any material


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

               respect any law, any order, rule or regulation applicable to Insurer of any court or of any federal or state regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over Insurer or any of its properties.

     (b) Insurer further represents and warrants to Underwriter on the effective date of the most recent Registration Statement for the Contracts, and undertakes to use its best efforts to ensure as of the effective date of each subsequent Registration Statement, that:

          (1) Insurer has filed with the SEC all statements, notices and other documents required for registration of the Contracts (or the interests therein) and the Separate Accounts under the provisions of ICA-40 and SA-33 and the Regulations thereunder; further, there are no contracts or documents of Insurer or relating to the Contracts or the Separate Account which are required to be filed as exhibits to such Registration Statement by SA-33, ICA-40 or the Regulations which have not been so filed.

          (2) Such Registration Statement has been declared effective by the SEC or has become effective in accordance with the Regulations.

          (3) Insurer has not received any notice from the SEC with respect to such Registration Statement pursuant to Section 8(e) of ICA-40 and no stop order under SA-31 has been issued and no proceeding therefor has been instituted or threatened by the SEC.

          (4) Insurer has obtained, or prior to the commencement of the offering of the Contracts will obtain, all necessary or customary orders of exemption or approval from the SEC to permit the distribution of the Contracts pursuant to this Agreement and to permit the operation of the Separate Accounts supporting such Contracts as contemplated in the related Prospectuses.

          (5) Insurer has represented in the Registration Statement that the fees and charges deducted under the Contracts, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the Insurer. In addition, Insurer complies with all other applicable provisions of Section 26 of the ICA-40, as if it were trustee or custodian of the Separate Accounts; Insurer has filed with the insurance regulatory authority for the State of Kansas an annual statement of its financial condition, which indicates that Insurer has capital and surplus or unassigned surplus of not less than $1 million or such other amount as prescribed by SEC rule; and Insurer, together with its registered separate accounts, is supervised and examined periodically by the insurance authority of Kansas.

          (6) Such Registration Statement and the related Prospectus comply in all material respects with the provisions of SA-33 and ICA-40 and the Regulations, and neither the Registration Statement nor the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, however, that none of the representations and warranties in this Section 7(b)(6) shall apply to statements or


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

               omissions from a Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to Insurer in writing by Underwriter expressly for use in such Registration Statement or Prospectus.

          (7) Each Separate Account has been duly established by Insurer and conforms to the description thereof in the Registration Statement and the Prospectus for the Separate Account.

          (8) The form of the Contracts has been approved to the extent required by the Kansas Insurance Commissioner.

          (9) The Contracts have been duly authorized by Insurer and conform to the descriptions thereof in the Registration Statements for the Contracts and the related Prospectuses and, when issued as contemplated by such Registration Statements, shall constitute legal, validly issued and binding obligations of Insurer in accordance with their terms.

          (10) No other consent, approval, authorization or order of any court or governmental authority or agency is required for the issuance or sale of the Contracts, the establishment or operation of the Separate Accounts, or for the consummation of the transactions contemplated by this Agreement, that has not been obtained.

8.   REPRESENTATIONS AND WARRANTIES OF UNDERWRITER

     Underwriter represents and warrants to Insurer on the Effective Date as follows:

     (a) Underwriter has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Kansas with full power and authority to own, lease and operate its properties and to conduct its business, and is in good standing, in each state in which its business so requires.

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action by Underwriter, and when so executed and delivered this Agreement shall be the valid and binding obligation of Underwriter enforceable in accordance with its terms.

     (c) The consummation of the transactions contemplated herein, and the fulfillment of the terms of this Agreement, shall not conflict with, result in any breach in any material respect of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default in any material respect under, the articles of incorporation or bylaws of Underwriter, or any indenture, agreement, mortgage, deed of trust, or other instrument to which Underwriter is a party or by which it is bound, or to the best of Underwriter's knowledge violate in any material respect any law, or, to the best of Underwriter's knowledge, any order, rule or regulation applicable to Underwriter of any court or of any federal or state regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over Underwriter or any of its properties.

     (d) Underwriter is registered as a broker-dealer under SEA-34, is a member of the NASD, and is duly registered as a broker-dealer under the securities laws of the state of Kansas,


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

          holding all requisite Series licenses in connection with its obligations under this Agreement.

     (e) Underwriter is and shall remain during the term of this Agreement in compliance with Section 9(a) of ICA-40.

     (f) Underwriter will assume full responsibility for the securities activities of all persons associated with Underwriter (as that term is defined in the Securities Exchange Act of 1934) ("associated persons") in connection with the sale of the Contracts Underwriter will train the associated persons, use its best efforts to prepare them to complete satisfactorily the applicable NASD and state examinations so that they may be qualified, and supervise and control them in the performance of their duties.

9.   RECORDS

          Insurer and Underwriter each shall maintain such accounts, books, records and other documents as are required to be maintained by each of them by applicable laws and regulations and shall preserve such accounts, books, records and other documents for the periods prescribed by such laws and regulations. Each party shall have the right to inspect and audit such accounts, books, records and other documents of the other party during normal business hours upon reasonable written notice to the other party. Each party shall keep confidential all information obtained pursuant to such an inspection or audit, and shall disclose such information to third parties only upon receipt of written authorization from the other party or as otherwise described in Section 11, below. Insurer shall maintain its accounts, books, records and other documents in accordance with Kansas Insurance Department Regulation.

10.  INVESTIGATIONS AND PROCEEDINGS

     (a)  COOPERATION

          Underwriter and Insurer shall cooperate fully in any insurance or securities regulatory investigation or proceeding or judicial proceeding with respect to Insurer, Underwriter, their Affiliates and their agents, Representatives or employees to the extent that such investigation or proceeding is in connection with the offering, sale or distribution of the Contracts distributed under this Agreement. Without limiting the foregoing, Insurer and Underwriter shall notify each other promptly of any notice of any regulatory investigation or proceeding or judicial proceeding, arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement, received by either party with respect to Insurer, Underwriter or any of their Affiliates, agents, Representatives or employees or which may affect Insurer's issuance or Underwriter's distribution of any Contract marketed under this Agreement.

     (b)  CUSTOMER COMPLAINT

          Insurer and Underwriter shall notify each other promptly in the case of a substantive customer complaint arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement. In addition, Underwriter and Insurer shall cooperate in investigating such complaint and any response by either party to such complaint shall be sent to the other party for written approval not less than five business


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

          days prior to its being sent to the customer or any regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile. In any event, neither party shall release any such response without the other party's prior written approval.

     (c)  ARBITRATION

          Any unresolved dispute or difference between the parties arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Expedited Procedures thereof. The award rendered by the arbitrator shall be final and binding upon the parties, and judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof.

11.  CONFIDENTIAL AND PROPRIETARY INFORMATION

          At all times throughout the term of this Agreement, and following any termination or expiration of this Agreement, each party and all of its respective Affiliates, and each officer, director, shareholder, employee or agent thereof, shall maintain the confidentiality of (i) this Agreement, (ii) the transactions and other matters contemplated herein, (iii) any proprietary or other information provided by one party to the other party to facilitate the transactions contemplated herein, provided that this obligation of confidentiality shall not apply to: (i) disclosures required to be made to any regulatory bodies, administrative agencies or other governmental instrumentalities or disclosures deemed by such party to be desirable to disclose to any such entity; (ii) disclosures made to attorneys, accountants and other representatives in order to assist in the consummation of the transactions and other matters contemplated herein; (iii) disclosures otherwise required by applicable law; or
          (iv) disclosures to which the other party consents; provided further that, with respect to the immediately foregoing clauses (i) and (iii), any party that makes such a disclosure shall so notify the other party prior to or simultaneously with making such disclosure to the extent reasonably practicable; and provided further that, with respect to the foregoing clause (ii), a party shall make disclosures regarding this Agreement and the transactions contemplated herein only to such party's attorneys, accountants and other third party representatives who agree to keep such information confidential in accordance with this Section.

12.  DURATION AND TERMINATION OF THIS AGREEMENT

     (a)  TERM

          This Agreement shall become effective upon the Effective Date and may be terminated at any time without the payment of any penalty by either party by giving the other party at least sixty (60) days' prior written notice of such intention to terminate.

     (b)  ASSIGNMENT

          This Agreement will automatically terminate in the event of its assignment, as such term is defined in ICA-40, without the prior written consent of the other party.


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

     (c)  TERMINATION UPON MATERIAL BREACH

          This Agreement may he terminated at the option of either party to this Agreement upon the other party's material breach of any provision of this Agreement or of any representation made in this Agreement, unless such breach has been cured within 30 days after receipt of notice of breach from the non-breaching party.

     (d)  EFFECT OF TERMINATION

          Upon termination of this Agreement all authorizations, rights and obligations shall cease except: (1) the obligation to settle accounts hereunder, including commissions on Premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to Applications received by Insurer prior to termination; and (2) the obligations contained in Sections 9, 10, and 11hereof.

13.  AMENDMENT OF THIS AGREEMENT

     No provisions of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

14.  AMENDMENT OF SCHEDULES

     The parties to this Agreement may amend Schedule 1 to this Agreement from time to time to reflect additions of or changes in any class of Contracts or Separate Accounts that have been agreed upon. The provisions of this Agreement shall be equally applicable to each such class of Contracts or Separate Accounts that may be added to the Schedule, unless the context otherwise requires.

15.  MISCELLANEOUS

     (a)  CAPTIONS

          The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     (b)  COUNTERPARTS

          This Agreement may be executed simultaneously in two or more counterparts, each of which shall he deemed an original, but all of which together shall constitute one and the same instrument.

     (c)  RIGHTS. REMEDIES, ETC.. ARE CUMULATIVE

          The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be


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

          construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     (d)  INTERPRETATION; JURISDICTION

          This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof; and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the state of Kansas without giving effect to principles of conflict of laws.

     (e)  SEVERABILITY

          This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

     (f)  REGULATION

          This Agreement shall be subject to the provisions of SA-33, SEA-34 and ICA-40 and the Regulations and the rules and regulations of the NASD, from time to time in effect, including such exemptions from ICA-40 as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transaction exempted from Section 15(b)(2) of ICA-40.

16.  NOTICE, CONSENT AND REQUEST

     Any notice, consent or request required or permitted to be given by either party to the other shall be deemed sufficient if sent by facsimile transmission followed by Federal Express or other overnight carrier, or if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address (or at such other address for a party as shall be specified by like notice):

          if to Insurer:

               Security Benefit Life Insurance Company
               Attn: General Counsel
               One Security Benefit Place
               Topeka, Kansas 66636-0001
               Phone No:  (785) 785-3000
               Fax No:  (785) 438-3080


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

          and if to Underwriter:

               Security Distributors, Inc
               One Security Benefit Place
               Topeka, Kansas 66636
               Attn:  General Counsel
               Phone No:  (785) 438-3263
               Fax No:  (785) 438-3080

         IN WITNESS WHEREOF, Insurer and Underwriter have each duly executed this Agreement as of the day and year first above written.

                                         SECURITY BENEFIT LIFE INSURANCE COMPANY

                                         By Its Authorized Officer

                                         By:      AMY J. LEE
                                                  ------------------------------
                                                  Amy J. Lee, Associate General
                                                  Counsel, Vice President and
                                                  Assistant Secretary
                                         Date:    April 14, 2006


                                         SECURITY DISTRIBUTORS, INC.

                                         By Its Authorized Officer

                                         By:      GREG GARVIN
                                                  ------------------------------
                                                  Greg Garvin, President
                                         Date:    April 14, 2006

                                   SCHEDULE 1

                         CONTRACTS SUBJECT TO AGREEMENT
                              AS OF OCTOBER 1, 2005

--------------------------------------------------------------------------------------------------------------------
               CONTRACT NAME                         CONTRACT FORM NOS.                SEC REGISTRATION NOS.
--------------------------------------------------------------------------------------------------------------------
         Variable Annuity Account I                      Form V6001                          002-31020
--------------------------------------------------------------------------------------------------------------------
        Variable Annuity Account III                     Form V6008                          002-71599
--------------------------------------------------------------------------------------------------------------------
        Variable Annuity Account IV                      Form V6009                          002-72282
--------------------------------------------------------------------------------------------------------------------
                  Variflex                            Form V6023 (1-98)                       2-89328
--------------------------------------------------------------------------------------------------------------------
                Variflex ES                          Form GV6023 (1-98)                       2-89328
--------------------------------------------------------------------------------------------------------------------
             Variflex Signature                       Form V6025 (1-97)                      333-23723
--------------------------------------------------------------------------------------------------------------------
                Variflex LS                          Form V6022 (10-94)                       33-85592
--------------------------------------------------------------------------------------------------------------------
           Variflex Extra Credit                     Form V6028 (12-99)                      333-93947
--------------------------------------------------------------------------------------------------------------------
         Parkstone Variable Annuity                  Form V6020 (R10-97)                      33-65654
--------------------------------------------------------------------------------------------------------------------
        Scarborough Variable Annuity                 Form GV6059 (1-99)                      333-84159
--------------------------------------------------------------------------------------------------------------------
 SecureDesigns and AdvanceDesigns Variable           Form V6029 (11-00)                      333-41180
                  Annuity
--------------------------------------------------------------------------------------------------------------------
   NEA Valuebuilder, AEA Valuebuilder and            Form V6029 (11-00)                      333-41180
 Security Benefit Advisor Variable Annuity
--------------------------------------------------------------------------------------------------------------------
      AdvisorDesigns Variable Annuity                Form V6029 (11-00)                      333-52114
--------------------------------------------------------------------------------------------------------------------
     ClassicStrategies Variable Annuity              Form V6029 (11-00)                      333-111589
--------------------------------------------------------------------------------------------------------------------
Retirement Income Director Variable Annuity          Form V6029 (11-00)                      333-120399
--------------------------------------------------------------------------------------------------------------------
         Third Fed Variable Annuity                   Form V6030 (7-05)                      333-124509
--------------------------------------------------------------------------------------------------------------------

                                 AMENDMENT 1 TO

                             DISTRIBUTION AGREEMENT


THIS AMENDMENT NO. 1 TO THE DISTRIBUTION AGREEMENT is made as of July 17, 2007, by and between Security Benefit Life Insurance Company ("SBL") and Security Distributors, Inc ("SDI").

     WHEREAS, SBL and SDI are parties to that certain Distribution Agreement dated April 1, 2006 (the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement to replace
Schedule 1 with the Schedule 1 included herein.

     NOW, THEREFORE, in consideration of their mutual promises, SBL and SDI agree as follows:

     1. Schedule 1 of the Agreement is deleted in its entirety and replaced with the following:

                                   SCHEDULE 1
                         CONTRACTS SUBJECT TO AGREEMENT

-----------------------------------------------------------------------------------------------------------
           CONTRACT NAME                     CONTRACT FORM NOS.               SEC REGISTRATION NOS.
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
     Variable Annuity Account I                  Form V6001                         002-31020
-----------------------------------------------------------------------------------------------------------
    Variable Annuity Account III                 Form V6008                         002-71599
-----------------------------------------------------------------------------------------------------------
    Variable Annuity Account IV                  Form V6009                         002-72282
-----------------------------------------------------------------------------------------------------------
              Variflex                       Form V6023 (1-98)                      002-89328
-----------------------------------------------------------------------------------------------------------
            Variflex ES                      Form GV6023 (1-98)                     002-89328
-----------------------------------------------------------------------------------------------------------
         Variflex Signature                  Form V6025 (1-97)                      333-23723
-----------------------------------------------------------------------------------------------------------
            Variflex LS                      Form V6022 (10-94)                     033-85592
-----------------------------------------------------------------------------------------------------------
       Variflex Extra Credit                 Form V6028 (12-99)                     333-93947
-----------------------------------------------------------------------------------------------------------
     Parkstone Variable Annuity             Form V6020 (R10-97)                     033-65654
-----------------------------------------------------------------------------------------------------------


                                        1

-----------------------------------------------------------------------------------------------------------
    Scarborough Variable Annuity             Form GV6059 (1-99)                     333-84159
-----------------------------------------------------------------------------------------------------------
  SecureDesigns and AdvanceDesigns           Form V6029 (11-00)                     333-41180
          Variable Annuity
-----------------------------------------------------------------------------------------------------------
 NEA Valuebuilder, AEA Valuebuilder          Form V6029 (11-00)                     333-41180
    and Security Benefit Advisor
          Variable Annuity
-----------------------------------------------------------------------------------------------------------
  AdvisorDesigns Variable Annuity            Form V6029 (11-00)                     333-52114
-----------------------------------------------------------------------------------------------------------
 ClassicStrategies Variable Annuity          Form V6029 (11-00)                     333-111589
-----------------------------------------------------------------------------------------------------------
Retirement Income Director Variable          Form V6029 (11-00)                     333-120399
              Annuity
-----------------------------------------------------------------------------------------------------------
     Third Fed Variable Annuity              Form V6030 (7-05)                      333-124509
-----------------------------------------------------------------------------------------------------------
   EliteDesigns Variable Annuity              Form V6029 11-00                      333-138540
-----------------------------------------------------------------------------------------------------------

2. In the event of a conflict between the terms of this Amendment No. 1 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 1 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 1, the parties hereby confirm and ratify the Agreement. The Agreement dated April 1, 2006, and this Amendment No. 1 constitute the entire agreement among the parties with respect to the arrangements described herein.

3. This Amendment No 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No 1 as of the date first above written.


                                         SECURITY BENEFIT LIFE INSURANCE COMPANY

                                         By Its Authorized Officer

                                         By:      THOMAS SWANK
                                         ---------------------------------------
                                         Thomas Swank, Senior Vice
                                         President and Chief Operating
                                         Officer
                                         Date:    July 16, 2007

                                         SECURITY DISTRIBUTORS, INC.

                                         By Its Authorized Officer

                                         By:      GREG GARVIN
                                         ---------------------------------------
                                                  Greg Garvin, President
                                         Date:    July 16, 2007


                                       3